Exhibit 99.1

Sitio Royalties REPORTS second QUARTER 2023 OPERATIONAL AND FINANCIAL RESULTS closed multiple accretive acquisitions since march 31, 2023 adding 13,705 NRAs in the permian basin record high AVERAGE quarterly PRODUCTION VOLUME OF 34,681 BOE/D (50% oil)

DECLARED $0.40 DIVIDEND PER SHARE OF CLASS A COMMON STOCK for SECOND quarter 2023 issuing 2h 2023 financial and operational guidance, including production range of 35,000 - 37,000 boe/d

DENVER, Colorado—August 8, 2023— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, "STR" or the “Company”) today announced operational and financial results for the quarter ended June 30, 2023. Unless the context clearly indicates otherwise, references to "we," "our," "us" or similar terms refer to Sitio.

SECOND QUARTER 2023 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
2Q 2023 average daily production volume of 34,681 barrels of oil equivalent per day ("Boe/d"), (50% oil) comparable to 1Q 2023 average daily production volume; Pro forma average daily production volume of 36,462 Boe/d (50% oil), including volumes from the Stock & Cash Acquisitions(1) for the entire quarter
•
Declared 2Q 2023 dividend of $0.40 per share of Class A Common Stock, of which approximately 1.5 cents per share uplift was from inclusion of an entire quarter of 2Q 2023 impacts from the Stock Acquisition(2)
•
Net loss of $3.0 million, down $50.7 million relative to 1Q 2023 net income, primarily driven by a $25.6 million non-cash impairment charge related to Appalachian Basin proved properties and lower realized commodity prices
•
2Q 2023 Adjusted EBITDA(3) of $127.2 million, down 9% sequentially from 1Q 2023 Adjusted EBITDA, primarily due to a 9% reduction in realized hedged prices per Boe
•
2Q 2023 Pro forma Adjusted EBITDA(4) of $129.4 million, including contribution from the Stock Acquisition for the entire quarter
•
In June 2023, made third consecutive quarterly amortization payment of $11.3 million at par value on senior unsecured notes, reducing principal from $427.5 million to $416.3 million

RECENT ACQUISITIONS HIGHLIGHTS

•
Closed multiple accretive Permian Basin acquisitions since March 31, 2023 (the "Stock & Cash Acquisitions")(1) for an aggregate consideration of $247.9 million, funded with approximately 27% equity and 73% cash; In aggregate, the Stock & Cash Acquisitions were purchased for less than 7.0x projected next twelve months EBITDA at current strip pricing
•
Stock & Cash Acquisitions are expected to increase Sitio's second half 2023 Discretionary Cash Flow by approximately 6% at current commodity strip pricing
•
Pro forma 2Q 2023 production, as if Sitio had owned the Stock & Cash Acquisitions on April 1, 2023, of 36,462 Boe/d, which represents a 1,781 Boe/d, or 5% increase relative to reported 2Q 2023 production of 34,681 Boe/d
•
Record high pro forma net line-of-sight ("LOS") wells of 50.8 net wells as of June 30, 2023, up by approximately 19% from March 31, 2023; Pro forma net LOS wells comprised of 27.1 net spuds and 23.7 net permits, of which 2.6 net spuds and 1.1 net permits were from the Stock & Cash Acquisitions(5)

2Q 2023 RESULTS RELATIVE TO FULL YEAR 2023 GUIDANCE ISSUED PRIOR TO STOCK & CASH ACQUISITIONS

The table below shows second quarter 2023 results relative to financial and operational guidance for full year 2023 that was reaffirmed on May 9, 2023.

Full Year 2023 Guidance Metric	2Q 2023 Results	Full Year 2023 Guidance (May 9, 2023)
Average daily production (Boe/d)	34,681	34,000 – 37,000
Oil %	50%	49% – 51%
Gathering and transportation ($/Boe)	$1.30	$1.25 – $1.75
Cash G&A ($ in millions)	$6.7	$25.0–$27.0(annual)
Production taxes (% of royalty revenue)	7.8%	6% – 8%
Reported cash tax rate (% of pre-tax income)(6)	NM	11% – 13%

(1) Stock & Cash Acquisitions are defined as five separate mineral and royalty interest acquisitions that closed between March 31, 2023 and August 7, 2023, containing 13,862 NRAs in aggregate, of which 99% are in the Permian Basin

(2) Stock Acquisition, a subset of the Stock & Cash Acquisitions, is defined as the one acquisition that closed on June 14, 2023. The Stock Acquisition was funded with approximately 2.5 million shares of Class C common stock and corresponding number of common units representing limited partner interests in Sitio Royalties Operating Partnership, LP

(3) For definitions of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures”

(4) 2Q 2023 Pro Forma Adjusted EBITDA includes an incremental 74 days of EBITDA from the Stock Acquisition, which reflects as if Sitio had owned the Stock Acquisition for the entire second quarter of 2023

(5) Pro forma combined net line-of-sight wells represents the total net spuds and net permits assuming the Stock & Cash Acquisitions assets were owned on June 30, 2023

(6) Calculated as cash taxes paid of $8.3 million divided by net loss before taxes of $3.7 million for the three months ended June 30, 2023 for the "2Q 2023 Results" column. Shown as "NM", or "not meaningful" because the implied reported 2Q 2023 cash tax rate is negative

Chris Conoscenti, Chief Executive Officer of Sitio commented, "We are excited to announce the closing of five mineral and royalty interest acquisitions since the end of 1Q 2023, which collectively increase our Permian acreage footprint by 7% and add 3.7 net LOS wells to our record-high LOS inventory. Given these recent acquisitions, we are issuing new guidance for 2H 2023 that includes a production guidance range of 35,000 - 37,000. I’m proud of the accomplishments of the Sitio team on these accretive acquisitions and on the management of our existing assets, which requires a culture of continuous improvement and differentiates our ability to continue to scale up.”

ASSET ACTIVITY UPDATE

The following table summarizes Sitio's net average daily production, pro forma net wells online, pro forma net line-of-sight wells and pro forma net royalty acres by area. All pro forma metrics assume that Sitio owned the Stock & Cash Acquisitions as of June 30, 2023.

	Delaware	Midland	DJ	Eagle Ford	Appalachia	Anadarko	Williston	Total
Average Daily Production (Boe/d) for the three months ended June 30, 2023
As reported	17,187	8,088	2,853	3,803	1,074	1,048	628	34,681
% Oil	49%	65%	32%	55%	1%	29%	63%	50%

Net Well Activity (normalized to 5,000' laterals)
Net wells online as of March 31, 2023	109.2	51.7	35.5	34.4	3.7	9.8	9.0	253.3
Pro forma net wells online as of June 30, 2023(8)	121.8	60.1	35.6	35.3	3.7	9.9	9.2	275.6
Net wells online increase since March 31, 2023	12.6	8.4	0.1	0.9	0.0	0.1	0.2	22.3

Pro forma spuds	14.1	7.5	3.8	1.0	0.0	0.1	0.6	27.1
Pro forma permits	13.7	5.3	1.5	2.6	-	0.0	0.6	23.7
Pro forma net LOS wells as of June 30, 2023(8)	27.8	12.8	5.3	3.6	0.0	0.1	1.2	50.8

Net Royalty Acres (normalized to 1/8th royalty equivalent)
March 31, 2023	140,602	42,894	24,934	21,595	12,535	9,872	8,205	260,637
Pro forma June 30, 2023(9)	152,234	45,339	24,978	21,752	12,669	9,872	8,203	275,047
NRA increase (decrease) since March 31, 2023	11,632	2,445	44	157	134	-	(2)	14,410

(8) Includes net wells from the Stock & Cash Acquisitions

(9) Includes NRAs from the Stock & Cash Acquisitions

FINANCIAL UPDATE

Sitio's second quarter 2023 average unhedged realized prices including all expected quality, transportation and demand adjustments were $70.90 per barrel of oil, $1.53 per Mcf of natural gas and $18.63 per barrel of natural gas liquids, for a total equivalent price of $42.01 per barrel of oil equivalent. During the second quarter of 2023, the Company received $7.7 million in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $74.40 per barrel of oil, $1.92 per Mcf of natural gas and $18.63 per barrel of natural gas liquids, for a total equivalent price of $44.45 per barrel of oil equivalent. This represents a $4.42 per barrel of oil equivalent, or a 9% decrease relative to hedged realized prices for the three months ended March 31, 2023.

Consolidated net loss for the second quarter of 2023 was $3.0 million, which is $50.7 million less than consolidated net income in the first quarter of 2023. This decrease was driven primarily by a $25.6 million non-cash pre-tax impairment charge related to Appalachian Basin proved properties and 11% lower realized unhedged commodity prices, partially offset by $6.1 million of commodity derivative gains. For the three months ended June 30, 2023, Adjusted EBITDA was $127.2 million, down 9% sequentially from first quarter 2023 Adjusted EBITDA, primarily due to the aforementioned decrease in commodity prices.

As of June 30, 2023, the Company had $902.3 million principal value of total debt outstanding (comprised of $486.0 million drawn on Sitio's revolving credit facility and $416.3 million of senior unsecured notes) and liquidity of $264.3 million, including $0.3 million of cash and $264.0 million of remaining availability under its $750.0 million credit facility. In June 2023, Sitio made its third consecutive quarterly amortization payment of $11.3 million at par value on its senior unsecured notes, reducing the principal from $427.5 million to $416.3 million.

As of August 7, 2023, which was post closing of the Stock & Cash Acquisitions, Sitio had $1,021.3 million principal value of total debt outstanding (comprised of $605.0 million drawn on Sitio's revolving credit facility and $416.3 million of senior unsecured notes).

Sitio did not add to or extinguish any of its commodity swaps or collars during the second quarter of 2023. A summary of the Company's existing commodity derivative contracts as of July 1, 2023 is included in the table below.

	Oil (NYMEX WTI)
	2023	2024	1H25
Swaps
Bbl per day	3,050	3,300	1,100
Average price ($/Bbl)	$93.71	$82.66	$74.65
Collars
Bbl per day	—	—	2,000
Average call ($/Bbl)	—	—	$93.20
Average put ($/Bbl)	—	—	$60.00
	Gas (NYMEX Henry Hub)
	2023	2024	1H25
Swaps
MMBtu per day	500	500	—
Average price ($/MMBtu)	$3.83	$3.41	—
Collars
MMBtu per day	8,500	11,400	11,600
Average call ($/MMBtu)	$7.93	$7.24	$10.34
Average put ($/MMBtu)	$4.82	$4.00	$3.31

2H 2023 FINANCIAL AND OPERATIONAL GUIDANCE

Sitio is issuing financial and operational guidance for the second half of 2023 based on results to date, expected impact of the Stock & Cash Acquisitions and current expectations of macroeconomic environment and future activity. The midpoint of the guidance range for second half 2023 average daily production of 36,000 Boe/d, is approximately 1,439 Boe/d higher than reported average daily production for the first half of 2023. The guidance range of 2% to 4% for cash tax rate has been decreased relative to prior guidance due to expected non-recurring tax benefits for the second half of 2023. This new guidance supersedes any previous guidance that had been issued for full year 2023. The table below includes Sitio's second half 2023 guidance ranges.

2H 2023 Guidance	Low	High
Average daily production (Boe/d)	35,000	37,000
Oil %	49%	51%

Revenue Deductions, Expenses and Taxes
Gathering and transportation ($/Boe)	$1.25	$1.50
Full Year 2023 Cash G&A ($ in millions)	$25.0	$27.0
Production taxes (% of royalty revenue)	6%	8%
Cash tax rate (% of pre-tax income)	2%	4%

SECOND QUARTER 2023 RETURN OF CAPITAL UPDATE

CASH DIVIDEND

The Company's Board of Directors declared a cash dividend of $0.40 per share of Class A Common Stock with respect to the second quarter of 2023. The dividend is payable on August 31, 2023 to the stockholders of record at the close of business on August 18, 2023. Based on a 65% payout ratio of second quarter 2023 Discretionary Cash Flow and not including the pro forma impacts from the Stock Acquisition, Sitio's quarterly dividend would have been approximately $0.38 per Class A common share; however, the Company's Board of Directors approved a second quarter 2023 dividend of $0.40 per Class A common share, which equates to a 65% payout ratio including pro forma Discretionary Cash Flow for the full three months ended June 30, 2023 for the Stock Acquisition that closed during the second quarter 2023.

REPURCHASE WAIVER

Sitio and holders of Sitio’s senior unsecured notes have amended the Company’s Note Purchase Agreement pursuant to which the Company is permitted to repurchase up to an aggregate value of $25 million of its Class A Common Stock and common units representing limited partnership interests in Sitio Royalties Operating Partnership, LP, an indirect subsidiary of the Company. Under this waiver, the Company will be allowed to both pay a dividend of up to 65% of its Discretionary Cash Flow and repurchase shares with its retained cash flow. The Company’s Board of Directors has not authorized a share repurchase program yet, while the Company continues to focus on accretive acquisitions and the paydown of indebtedness.

SECOND QUARTER 2023 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Wednesday, August 9, 2023 to discuss its second quarter 2023 operating and financial results. Participants can access the call by dialing 1-833-470-1428 in the United States or 1-404-975-4839 in other locations with access code 584245 or via webcast at https://events.q4inc.com/attendee/759041923. Participants can also pre-register for the event by going to the following link: https://www.netroadshow.com/events/login?show=c9a7a7ad&confId=52782. The conference call, live webcast and archive of the call can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCES

Members of Sitio's management team will be attending the Citi One-on-One Midstream / Energy Infrastructure Conference on August 23, 2023 and the Barclays CEO Energy Power Conference from September 5 – 7, 2023. Presentation materials associated with these events will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Production Data:
Crude oil (MBbls)	1,580	588	3,169	1,123
Natural gas (MMcf)	5,575	1,871	11,010	3,565
NGLs (MBbls)	647	229	1,252	436
Total (MBoe)(6:1)	3,156	1,129	6,256	2,153
Average daily production (Boe/d)(6:1)	34,681	12,402	34,561	11,897
Average Realized Prices:
Crude oil (per Bbl)	$70.90	$109.87	$72.50	$101.37
Natural gas (per Mcf)	$1.53	$6.55	$2.10	$5.64
NGLs (per Bbl)	$18.63	$42.29	$20.14	$40.17
Combined (per Boe)	$42.01	$76.65	$44.46	$70.33
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$74.40	$109.35	$75.78	$101.10
Natural gas (per Mcf)	$1.92	$6.49	$2.40	$5.60
NGLs (per Bbl)	$18.63	$42.29	$20.14	$40.17
Combined (per Boe)	$44.45	$76.28	$46.64	$70.14

Selected Expense Metrics

	Three Months Ended June 30,
	2023	2022
Severance and ad valorem taxes	7.8%	7.9%
Depreciation, depletion and amortization ($/Boe)	$23.52	$17.64
General and administrative ($/Boe)	$4.46	$5.91
Cash G&A ($/Boe)	$2.12	$3.29
Interest expense, net ($/Boe)	$7.34	$1.72

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	June 30,	December 31,
	2023	2022
.	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$348	$18,818
Accrued revenue and accounts receivable	118,376	142,010
Prepaid assets	20,704	12,489
Derivative asset	25,887	18,874
Total current assets	165,315	192,191

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	3,030,334	3,244,436
Proved properties	2,233,885	1,926,214
Other property and equipment	3,440	3,421
Accumulated depreciation, depletion, amortization, and impairment	(390,833)	(223,214)
Total property and equipment, net	4,876,826	4,950,857

Deposits for property acquisitions	17,947	-
Long-term derivative asset	13,936	13,379
Deferred financing costs	11,783	7,082
Operating lease right-of-use asset	4,368	5,679
Other long-term assets	530	1,714
Total long-term assets	48,564	27,854
TOTAL ASSETS	$5,090,705	$5,170,902

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,306	$21,899
Warrant liability	8	2,950
Operating lease liability	1,343	1,563
Total current liabilities	18,657	26,412

Long-term liabilities
Long-term debt	893,665	938,896
Deferred tax liability	341,677	313,607
Non-current operating lease liability	4,159	5,303
Other long-term liabilities	1,189	89
Total long-term liabilities	1,240,690	1,257,895

Total liabilities	1,259,347	1,284,307

Equity
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 81,659,354 and 80,804,956 shares issued and 81,659,354 and 80,171,951 outstanding at June 30, 2023 and December 31, 2022, respectively	8	8
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 75,539,279 and 74,347,005 shares issued and 75,513,142 and 74,347,005 outstanding at June 30, 2023 and December 31, 2022, respectively	8	7
Additional paid-in capital	1,783,450	1,750,640
Accumulated deficit	(76,979)	(9,203)
Class A Treasury Shares, 0 and 633,005 shares at June 30, 2023 and December 31, 2022, respectively	—	(19,085)
Class C Treasury Shares, 26,137 and 0 shares at June 30, 2023 and December 31, 2022, respectively	(677)	-
Noncontrolling interest	2,125,548	2,164,228
Total equity	3,831,358	3,886,595

TOTAL LIABILITIES AND EQUITY	$5,090,705	$5,170,902

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Oil, natural gas and natural gas liquids revenues	$132,567	$86,507	$278,121	$151,458
Lease bonus and other income	3,899	1,297	9,171	2,709
Total revenues	136,466	87,804	287,292	154,167

Operating expenses:
Management fees to affiliates	—	1,371	—	3,241
Depreciation, depletion and amortization	74,239	19,912	142,002	35,297
General and administrative	14,066	6,675	25,742	10,736
Severance and ad valorem taxes	10,344	6,950	20,803	10,804
Impairment of oil and natural gas properties	25,617	-	25,617	-
Total operating expenses	124,266	34,908	214,164	60,078

Net income from operations	12,200	52,896	73,128	94,089

Other income (expense):
Interest expense, net	(23,159)	(1,942)	(45,362)	(3,110)
Change in fair value of warrant liability	584	3,306	2,942	3,306
Loss on extinguishment of debt	—	—	(783)	—
Commodity derivatives gains	6,112	20,010	20,875	18,895
Interest rate derivatives gains	607	—	447	—
Net income (loss) before taxes	(3,656)	74,270	51,247	113,180

Income tax (expense) benefit	683	(2,257)	(6,501)	(2,645)

Net income (loss)	(2,973)	72,013	44,746	110,535
Net income attributable to Predecessor	—	(39,582)	—	(78,104)
Net income attributable to temporary equity	—	(26,271)	—	(26,271)
Net (income) loss attributable to noncontrolling interest	2,177	-	(22,889)	-
Net income (loss) attributable to Class A stockholders	$(796)	$6,160	$21,857	$6,160

Net income (loss) per Class A common share
Basic	$(0.01)	$0.49	$0.26	$0.49
Diluted	$(0.01)	$0.39	$0.26	$0.39

Weighted average Class A common shares outstanding
Basic	81,044	12,522	80,614	12,522
Diluted	81,044	83,841	80,614	83,841

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$44,746	$110,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	142,002	35,297
Amortization of deferred financing costs and long-term debt discount	2,793	—
Share-based compensation	10,106	978
Change in fair value of warrant liability	(2,942)	(3,306)
Loss on extinguishment of debt	783	—
Impairment of oil and natural gas properties	25,617	—
Commodity derivative gains	(20,875)	(18,895)
Net cash received (paid) for commodity derivative settlements	13,659	(420)
Interest rate derivative gains	(447)	—
Net cash received for interest rate derivative settlements	93	—
Deferred tax expense (benefit)	(7,421)	133
Change in operating assets and liabilities:
Accrued revenue and accounts receivable	23,900	(21,741)
Prepaid assets	7,187	(734)
Other long-term assets	1,622	350
Accounts payable and accrued expenses	(7,654)	(13,374)
Due to affiliates	—	(380)
Operating lease liabilities and other long-term liabilities	(492)	(12)
Net cash provided by operating activities	232,677	88,431

Cash flows from investing activities:
Acquisition of Falcon, net of cash	-	4,484
Predecessor cash not contributed in the Falcon Merger	-	(15,229)
Purchases of oil and gas properties, net of post-close adjustments	5,689	(356,799)
Purchases of other property and equipment	(19)	(676)
Deposits for property acquisitions	(17,947)	(22,428)
Net cash used in investing activities	(12,277)	(390,648)

Cash flows from financing activities:
Borrowings on credit facilities	619,500	156,895
Repayments on credit facilities	(643,500)	(79,000)
Borrowings on Bridge Loan Facility	-	250,000
Bridge Loan Facility issuance costs	-	(6,281)
Repayments on 2026 Senior Notes	(22,500)	—
2026 Senior Notes issuance costs	(269)	—
Distributions to noncontrolling interest	(91,162)	(13,318)
Dividends paid to Class A stockholders	(88,850)	—
Dividend equivalent rights paid	(783)	—
Cash paid for taxes related to net settlement of share-based compensation awards	(3,379)	—
Payments of deferred financing costs	(7,927)	(2,830)
Deferred initial public offering costs	-	(10)
Net cash (used in) provided by financing activities	(238,870)	305,456

Net change in cash and cash equivalents	(18,470)	3,239
Cash and cash equivalents, beginning of period	18,818	12,379
Cash and cash equivalents, end of period	$348	$15,618

Non-GAAP financial measures

Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis. Sitio believes that these non-GAAP financial measures provide useful information to Sitio's management and external users because they allow for a comparison of operating performance on a consistent basis across periods.

We define Adjusted EBITDA as net income plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) management fee to affiliates, (i) loss on debt extinguishment, (j) merger-related transaction costs and (k) write off of financing costs.

We define Pro Forma Adjusted EBITDA as Adjusted EBITDA plus Stock Acquisition EBITDA from April 1, 2023 to June 13, 2023.

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

We define Pro Forma Discretionary Cash Flow as Discretionary Cash Flow plus Stock Acquisition Discretionary Cash Flow from April 1, 2023 to June 13, 2023.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense, (b) merger-related transaction costs and (c) rental income.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended June 30,
	2023	2022
Net income (loss)	$(2,973)	$72,013
Interest expense, net	23,159	1,942
Income tax expense (benefit)	(683)	2,257
Depreciation, depletion and amortization	74,239	19,912
Impairment of oil and natural gas properties	25,617	—
EBITDA	$119,359	$96,124
Non-cash share-based compensation expense	5,422	978
Losses (gains) on unsettled derivative instruments	1,140	(20,429)
Change in fair value of warrant liability	(584)	(3,306)
Management fees to affiliates	—	1,371
Merger-related transaction costs	1,814	1,979
Adjusted EBITDA	$127,151	$76,717
Stock Acquisition EBITDA: April 1 to June 13, 2023	2,275	—
Pro Forma Adjusted EBITDA	$129,426	$76,717

The following table presents a reconciliation of Discretionary Cash Flow and Pro Forma Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended June 30,
	2023	2022
Cash flow from operations	$103,852	$43,828
Interest expense, net	23,159	1,942
Income tax expense (benefit)	(683)	2,257
Deferred tax expense	10,172	(133)
Changes in operating assets and liabilities	(9,715)	25,473
Management fees to affiliates	—	1,371
Amortization of deferred financing costs and long-term debt discount	(1,448)	—
Merger-related transaction costs	1,814	1,979
Adjusted EBITDA	$127,151	$76,717
Less:
Cash interest expense	24,040	1,873
Cash taxes	8,261	477
Discretionary Cash Flow	$94,850	$74,367
Stock Acquisition Discretionary Cash Flow: April 1 to June 13, 2023	$2,275	—
Pro Forma Discretionary Cash Flow	$97,125	$74,367

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended June 30,
	2023	2022
General and administrative expense	$14,066	$6,675
Less:
Non-cash share-based compensation expense	5,422	978
Merger-related transaction costs	1,814	1,979
Rental income	135	—
Cash G&A	$6,695	$3,718

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 270,000 NRAs through the consummation of over 190 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward-Looking Statements

This news release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about certain future plans, expectations and objectives for the Company’s operations, including statements about any share repurchase programs, the implementation thereof and the intended benefits, financial and operational guidance, strategy, synergies, certain levels of production, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. Factors that could materially impact such forward-looking statements include, but are not limited to: commodity price volatility, the global economic uncertainty related to the large-scale invasion of Ukraine by Russia, the collapse of certain financial institutions and associated liquidity risks, announcements of voluntary production cuts by OPEC+ and others, and those other factors discussed or referenced in the "Risk Factors" section of Sitio’s Annual Report on Form 10-K, for the year ended December 31, 2022 and other publicly filed documents with the SEC. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com